SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) October 19, 2001


                             MID-STATE RACEWAY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      New York State              000-01607             15-0555258
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(State or other jurisdiction     (Commission          (IRS Employer
of incorporation)                File Number)       Identification No.)


P.O. Box 860, Ruth Street, Vernon, New York                  13476
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 (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code     (315) 829-2201
                                                   ------------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

On September 15, 2001 Mid-State Raceway, Inc. (the "Company") signed a letter agreement (the "Agreement") granting Eric Cherry of Delray Beach, Fla., Sanford Goldfarb of Long Island, and Steven R. Goldberg of Verona, NJ (the "Purchasers") the exclusive option to purchase the Company's stock or assets. The Agreement also provided for a $700,000.00 revolving line of credit to the Company pending closing.

The Agreement has been approved by the Company's Board of Directors and is subject to approval by the Company's shareholders and the New York State Racing and Wagering Board.

Under the Agreement, the Purchasers will buy one hundred percent (100%) of the Company and its affiliates for just over Nine Million Dollars ($9,000,000.00). The Company's President, Justice M. Cheney, will remain in his current position through closing of the transaction.

The Company has agreed to fully cooperate with the Purchasers to obtain the necessary approvals for licensing by the New York State Racing and Wagering Board.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

--------------------------------------------------------------------------------

     Exhibits:

     (A)  Press Release dated September 28, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Mid-State Raceway, Inc.
                                           -----------------------
                                               (Registrant)


Date:  October 24, 2001                   /s/  JUSTICE M. CHENEY
                                          -------------------------
                                                (Signature)

                                          Justice M. Cheney
                                          President and Chief
                                          Executive Officer


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


                                    EXHIBIT A

                                          Press Release dated September 28, 2001

                             MID-STATE RACEWAY, INC.

                                     VERNON

                                      DOWNS

FOR IMMEDIATE USE - Sent September 28, 2001


                      GROUP OF HORSEMEN TO BUY VERNON DOWNS


     VERNON, NY - Harness racing track Vernon Downs, a longtime New York State fixture, is to be sold to a three-man partnership that includes two prominent horse owners. According to current track president Justice M. Cheney, the sale, which has been approved by the track's board of directors, is subject to approval by the track's shareholders, as well as the New York State Racing and Wagering Board.

     When the deal closes, the track's new owners will be Eric Cherry of Delray Beach, FL.; Sanford Goldfarb of Old Westbury, Long Island; and Steven R. Goldberg of Verona, NJ.

     Said Cherry, "We are horsemen who are interested in promoting and enhancing the live racing business at Vernon Downs through innovative ideas that we feel will benefit both the sport's participants and fans. It is a beautiful track with a rich racing history." Vernon Downs was the site of the first 1:55 race mile in the sport's history -- now a commonplace occurrence -- but fast enough to merit a Sports Illustrated cover, when Adios Harry accomplished the feat in 1955.

     Cherry and Goldfarb are prominent Standardbred owners who have campaigned some of the sport's leading stakes winners. Cherry's long list of stakes winners includes top pacer Shadow Dance, Mr. Goal, who defeated the mighty trotter Moni Maker, and current two-year-old Check And Raise, who has been outstanding. He is the owner of the South Florida Trotting Center in Lake Worth, FL and founder of the National Raceline.

     Goldfarb's best-known star is the 1998 Three-Year-Old Pacing Colt-of-the-Year Shady Character, who won two-thirds of the Pacing Triple Crown his sophomore year. Shady Character is now a stallion in Pennsylvania whose first foals will hit the races next year. Goldfarb's more than 50 racehorses include both Standardbreds and Thoroughbreds; his runners are trained by Dick Dutrow, Jr. and have often been in the winner's circle in New York.

     Steven R. Goldberg is an attorney and newcomer to the horse business. The new ownership will bring to Vernon Downs a fresh commitment to improve the fortunes of harness racing in New York State.

     When completed, the purchase of the harness venue will consist of a package of more than $9 million, Cheney announced. Conditions of the plan call for Cheney to remain in his present position and assist with the transition to the new owners. Goldberg will immediately begin working with management on plans and projects to try and improve the live racing business at Vernon Downs and ensure the track's future growth and prosperity.

     The agreement insures continuation of the nearly 1,500 jobs and estimated $24 million economic impact generated in Central New York annually by Vernon Downs.


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